                               [KPMG LETTERHEAD]


                                                                    EXHIBIT 23.1



                          Independent Auditors' Consent





The Board of Directors
First Interstate BancSystem, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-53011 and No. 333-76825) on Form S-8 of First Interstate BancSystem, Inc. of our report dated January 29, 1999, relating to the consolidated balance sheets of First Interstate BancSystem, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of First Interstate BancSystem, Inc. Our report, dated January 29, 1999, except for note 21 which is as of January 26, 2001, contains an explanatory paragraph indicating that First Interstate BancSystem, Inc. has restated its 1998 and 1997 consolidated financial statements to account for its stock option plan as a variable plan under APB Opinion 25, "Accounting for Stock Issued to Employees".


/s/ KPMG LLP


Billings, Montana
May 4, 2001